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WYMAN-GORDON COMPANY                           EXHIBIT 3.B
BYLAWS                                         May 24, 1994

ARTICLE I OFFICES

1.   PRINCIPAL OFFICE
     The principal office for the transaction of the business of the Corporation shall be located in the City of Worcester, Commonwealth of Massachusetts.

 2.  OTHER OFFICES
     The Corporation may also establish offices at such other places, both within and without the Commonwealth of Massachusetts, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II MEETING OF STOCKHOLDERS

1.   PLACE OF MEETINGS
     All meetings of stockholders shall be held at the principal office of the Corporation or at any other place within the United States which may be (a) designated by the Board of Directors, or (b) consented to by the written consent of all stockholders entitled to vote thereat, given either before or after the meeting and filed with the Clerk of the Corporation.

 2.  ANNUAL MEETINGS
     Unless otherwise determined by the Board of Directors, the annual meeting of stockholders shall be held on the third Wednesday of October in each year at an hour fixed by the Board of Directors or the Chief Executive Officer. Should said third Wednesday in October fall upon a legal holiday and the Board of Directors not have established a different date for such annual meeting, however, said annual meeting shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At each such annual meeting Directors shall be elected, reports of officers of the Corporation shall be considered, and any other business may be transacted which is within the power of the stockholders.

 3.  SPECIAL MEETINGS
     Special meetings of the stockholders, for any purpose whatsoever, may be called at any time either by the Chief Executive Officer or by the Board of Directors, to be held at such a time as he or they may designate. In addition, a special meeting of the stockholders shall be called by the Clerk (or in the case of his death, absence, incapacity or refusal to act, by any other officer of the Corporation) upon written application of one or more stockholders holding not less than one-tenth of the issued and outstanding capital stock of the Corporation. The officer forthwith shall cause notice to be given as provided in the next section that a meeting will be held at a time, fixed by the officer, not less than 10 nor more than 60 days after the receipt of the request.

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 4.  NOTICE OF MEETINGS
     The Clerk shall, not less than seven days prior to any meeting of stockholders, give written notice to all stockholders, entitled to vote thereat, stating the place, date and hour of such meeting, and the purposes of the meeting. Such notice shall be given to any stockholder (a) by leaving such notice with the stockholder, or at his residence or usual place of business, or (b) by mail, postage prepaid, addressed to the stockholder at his address as it is shown upon the records of the Corporation.

5.   QUORUM
     A majority of the shares of stock issued and outstanding and at the time entitled to vote represented at a meeting in person or by proxy shall constitute a quorum for the transaction of business except as otherwise provided in the Articles of Organization.

6.   VOTING
     Each vote at a stockholders meeting shall be by voice vote or by ballot as determined by the officer presiding at the meeting; provided, however, that all elections for Directors must be by ballot upon demand made before the voting begins by a stockholder entitled to vote thereon.

7.   PROXIES
     Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Clerk of the Corporation. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

8.   ADJOURNED MEETINGS AND NOTICE THEREOF
     Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

     When any meeting of stockholders, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.



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9.   ACTION WITHOUT MEETING
     Any action which may be taken at a meeting of stockholders, except approval of an agreement for merger or consolidation of the Corporation with other corporations, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Clerk of the Corporation.

ARTICLE III DIRECTORS

1.   POWERS
     Subject to limitations imposed by law or the Articles of Organization, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. In the exercise of its powers, the Board may appoint an executive committee and other committees, and may delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the powers expressly reserved to the Directors in Section 55 of the Massachusetts Business Corporation Law. The executive committee shall be composed of three or more Directors.

2.   NUMBER AND CLASSIFICATION OF DIRECTORS
     The number of Directors of the Corporation shall not be less than seven nor more than thirteen, as determined from time to time by the Directors, and the number shall be nine until otherwise so determined. The Board of Directors shall be divided into three classes in respect of term of office, each class to contain as near as may be one-third of the whole number of the Board. Of the Board of Directors elected at the last annual meeting of stockholders held prior to the adoption of this Bylaw, the members of Class I shall serve until the annual meeting of stockholders held in the year following their election, the members of Class II shall serve until the annual meeting of stockholders held two years following their election, and the members of Class III shall serve until the annual meeting of stockholders held three years following their election; provided, however, that in each case Directors shall continue to serve until their successors shall be elected and shall qualify. At each annual meeting of stockholders following the adoption of this Bylaw, one class of Directors shall be elected to serve until the annual meeting of stockholders held three years next following and until their successors shall be elected and shall qualify. If any annual meeting of stockholders is not held or Directors are not elected thereat, Directors may be elected at any special meeting of stockholders.

     Directors need not be stockholders of the Corporation.





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 4.  VACANCIES
     In case a vacancy shall occur from any cause in the Board of Directors or in any other office, including action by the Directors to increase the number of Directors in accordance with Section 2 of this Article III, the remaining Directors then in office may elect a person to fill such vacancy for the balance of the term of the office vacated, except that, in the case of an increase in the number of Directors, such vacancy may be filled only until the next annual meeting of stockholders, at which time the vacancy shall be filled by vote of the stockholders. In case of a vacancy or vacancies in the Board of Directors being unfilled, the remaining Directors shall exercise all the powers of the Board.

     A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any Director, or if the authorized number of Directors is increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any Director is elected, to elect the full authorized number of Directors to be voted for at that meeting. The Board of Directors may declare vacant the office of a Director if, within 30 days after notice of his first election to the Board of Directors, he does not accept the office either in writing or by attending a meeting of the Board of Directors.

     The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the remaining Director or Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board, or if the Board has not acted, the stockholders, shall have the power to elect a successor to take office when the resignation is to become effective.

5.   REMOVAL
     Any Director of the Corporation may be removed with or without cause at any regular meeting of the stockholders or at a special meeting called for the purpose, and by vote of the holders of a majority of the stock outstanding and entitled to vote, or may be removed with or without cause by the Board of Directors.

     No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

 6.  QUORUM
     A majority of the authorized number of Directors shall constitute a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law.




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7.   PLACE OF DIRECTORS' MEETINGS
     Meetings of the Board of Directors shall be held at the principal office of the Corporation, or at any place within or without the Commonwealth of Massachusetts which has been designated from time to time by resolution of the Board or by written consent of all the members of the Board.

8.   ORGANIZATION MEETINGS
     Immediately following each annual meeting of stockholders the Board of Directors shall hold a regular meeting for the purpose of organizing, electing officers, and transacting other business. No notice need be given of such meetings of the Board of Directors.

9.   REGULAR MEETINGS
     Regular meetings of the Board of Directors shall be held at such day and hour as shall be from time to time determined by the Board. If said day shall fall upon a holiday, such meeting shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings of the Board of Directors.

10.  SPECIAL MEETINGS
     Special meetings of the Board of Directors for any purpose or purposes shall be called by the Chief Executive Officer or, if he is absent or unable or refuses to act, by the President if the Chairman of the Board is the Chief Executive Officer, by any corporate Vice President, or by any two Directors.

     Written notice of the time and place of special meetings shall be delivered to each Director in person or by telephone, or sent to each Director by mail or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or, if it is not so shown and if it is not readily ascertainable, addressed to him at the city or place where the meetings of the Directors are regularly held. Notices mailed or telegraphed shall be deposited in the United States mail or delivered to the telegraph company at the place where the principal office of the Corporation is located at least 48 hours prior to the time of the holding of the meeting; and notices given personally or by telephone shall be given at least 24 hours prior to the time of the holding of the meeting.

11.  NOTICE OF ADJOURNMENT
     Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

12.  WAIVER OF NOTICE; CONSENT TO MEETING
     The transactions of any meeting of the Board of Directors, however called and noticed or whenever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before


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     or after the meeting, each of the Directors not present
     signs a waiver of notice or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records and made a part of the minutes of the meeting.

13.  ADJOURNMENT
     A quorum of the Directors may adjourn any meeting of the Board of Directors to meet again at a stated day and hour; and in the absence of a quorum, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

14.  ACTION WITHOUT MEETING
     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action, by written consent, shall have the same force and effect as a unanimous vote of such Directors at a meeting of the Board of Directors.

     Directors of the Company may participate in meetings of the Board of Directors or any committee designated thereby by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

15.  FEES AND COMPENSATION
     Directors shall receive such fees and compensation, if any, for their services as may be determined by vote of the Board, and shall receive reimbursement of reasonable expenses incurred in attending meetings of the Directors or committees thereof or otherwise in connection with attention to the affairs of the Corporation. No Director who receives a salary as an officer or employee of the Corporation or any subsidiary thereof shall receive any remuneration as a Director or member of any committee of the Directors.

ARTICLE IV OFFICERS

 1.  OFFICERS
     The officers of the Corporation shall be a President, a Treasurer and a Clerk. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more corporate Vice Presidents, one or more Assistant Treasurers and one or more Assistant Clerks, each of whom shall be elected by the Board of Directors in accordance with the provisions of Section 2 of this Article. Other officers may be appointed in accordance with the provisions of Section 3 of this Article; provided, however, that no such appointed officer shall be deemed to be a corporate officer. One person may hold two or more offices,


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     except that the offices of President and Treasurer shall not be held by the same person. The Chief Executive Officer of the Corporation shall be the President or the Chairman of the Board, as determined by the Board of Directors.

2.   ELECTION
     The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 or 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

3.   APPOINTED OFFICERS
     The Board of Directors may appoint and may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, including without limitation, divisional vice presidents (who shall not be corporate officers). Each such appointed officer shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors or the Chief Executive Officer may from time to time determine.

4.   REMOVAL AND RESIGNATION
     Any officer or agent may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer elected by the Board of Directors, by the Chief Executive Officer or by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer or agent may resign at any time by giving written notice to the Board of Directors or the Chief Executive Officer, or the Clerk of the Corporation. Any such resignation shall take effect on the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.   VACANCIES
     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

6.   CHAIRMAN OF THE BOARD
     The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors.






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 7.  CHIEF EXECUTIVE OFFICER
     Subject to the supervision and control of the Board of Directors, the Chief Executive Officer shall have general control of the business and financial affairs of the Corporation, shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and perform such other duties as are delegated to him by the Corporation or the Board of Directors or as may be imposed by law. He shall preside at all meetings of the stockholders and, in the absence of a Chairman of the Board who has not been designated Chief Executive Officer, at all meetings of the Board of Directors. He shall be ex officio a member of the executive committee and any other standing committees, other than the stock option committee and the compensation committee.

8.   PRESIDENT
     Subject to the supervision and control of the Board of Directors, the President shall have the general powers and duties of management usually vested in the president of a corporation and shall have such other powers and duties as are delegated to him by the Corporation or the Board of Directors or as may be imposed by law. Unless the Chairman of the Board is specifically designated by the Board of Directors as the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation with all of the powers and duties specified in Section 7 of this Article. If the Chairman of the Board is the Chief Executive Officer, the President, shall, in his absence or disability or in case of a vacancy in his office, perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

9.   VICE PRESIDENT
     In the absence or disability of the President, or in case of a vacancy in his office, the corporate Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors.

10.  TREASURER
     Subject to the supervision and control of the Chief Executive Officer, the Treasurer shall have general charge of the financial affairs of the Corporation and have the custody of the funds and of all the valuable papers of the Corporation. He shall keep the accounts of the Corporation in a clear manner and shall at all times when requested by the Directors or the Chief Executive Officer exhibit a true statement of the affairs of the Corporation. The Assistant


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     or each of the Assistant Treasurers, in the absence or
     inability of the Treasurer, or in case of a vacancy in his office, may perform such part or all of the duties of the Treasurer as may be specified from time to time by the Directors or the Chief Executive Officer, and the written statement of any Assistant Treasurer as to such absence, inability or vacancy shall conclusively determine the fact so stated. The Treasurer shall, if required by the Directors or the Chief Executive Officer, give a bond for the faithful discharge of his duties at the expense of the Corporation with satisfactory sureties and in such penal sums as may be required by the Directors. The Assistant Treasurer or Treasurers shall also, if required by the Directors or the Chief Executive Officer, give a bond in like manner for the faithful discharge of their duties. The Treasurer and Assistant Treasurers shall perform such other duties as may be delegated to them respectively by the Corporation or the Chief Executive Officer or may be imposed by law.

11.  CLERK
     The Clerk shall attend all meetings of the Board of Directors, the stockholders and the executive committee, if any, and if so directed by the Board of Directors, any other committee which may be constituted, and shall keep, or cause to be kept, at the principal office or such other place as the Board of Directors may direct, a book of minutes of all such meetings, showing the time of and place at which such meetings are held; whether regular or special; and if special, how authorized; the notice thereof given; the names of those present at Directors' or committee meetings; the number of shares present or represented at stockholders' meetings; and a record of the proceedings of such meetings. In absence of the Clerk or an Assistant Clerk, a Temporary Clerk shall be appointed to keep the records of any meeting.

     The Clerk shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a stock book, or a duplicate stock book, showing the names of the stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

     The Clerk shall give, or cause to be given, notice of all the meetings of stockholders and of the Board of Directors required by these Bylaws to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Clerk.



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     The Assistant or each of the Assistant Clerks, in the
     absence or inability of the Clerk, or in case of a vacancy in his office, may perform such part or all of the duties of the Clerk as may be specified from time to time by the Directors or the Chief Executive Officer, and the written statement of any Assistant Clerk as to such absence, inability or vacancy shall conclusively determine the fact so stated.

ARTICLE V INDEMNIFICATION

1.   RIGHT OF INDEMNIFICATION
     Every person who is or was a Director, officer or employee of this Corporation or of any other corporation which he served at the request of the Corporation and in which the Corporation owns or owned shares of capital stock or of which it is a creditor shall have a right to be indemnified by this Corporation against all reasonable expenses incurred by him in connection with or resulting from any action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a Director, officer or employee of the Corporation or such other corporation, provided (a) said action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (b) in the absence of such final determination vindicating him on the merits, the Board of Directors shall determine that he acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or such other corporation and that he cooperated effectively with the Corporation in the defense and disposition of any said action, suit or proceeding, said determinations to be made by the Board of Directors acting through a quorum of disinterested directors, or in its absence on the opinion of the counsel.

 2.  DEFINITIONS
     For purposes of Section 1 of this Article V: (a) "reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement, but in no event shall "reasonable expenses" include any item for which indemnification would be contrary to law; (b) "action, suit or proceeding" shall include every claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; and (c) a settlement plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the person seeking indemnification did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation or such other corporation, but the Board of Directors shall be bound by a civil judgment or conviction which adjudges that the person did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation or such other corporation.
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3.   PERSONS ENTITLED TO INDEMNIFICATION
     The right of indemnification shall extend to any person otherwise entitled to it under this Article V whether or not that person continues to be a Director or officer of this Corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representatives and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this Article V with respect to some matters in an action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as to the former. Advances against liability and expenses may be made by the Corporation on terms fixed by the Board of Directors subject to an obligation to repay if indemnification proves unwarranted.

4.   BYLAW NOT EXCLUSIVE
     This Article V shall not exclude any other rights of indemnification or other rights to which any Director, officer or employee may be entitled by contract, by vote of the Board of Directors, or as a matter of law. If any clause, provision or application of this Article V shall be determined to be invalid, the other clauses, provisions or applications of these Bylaws shall not be affected but shall remain in full force and effect. The provisions of this
     Article V shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

ARTICLE VI MISCELLANEOUS

1.   RECORD DATE AND CLOSING STOCK BONDS
     The Board of Directors may fix a time in the future as a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than 60 days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

     The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period not more than 60 days prior to the date of a meeting of stockholders, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.



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2.   INSPECTION OF CORPORATE RECORDS
     The stock book or duplicate stock book and minutes of proceedings of the incorporators and stockholders shall be open to inspection upon the written demand of any stockholder at any reasonable time, and for a purpose reasonably related to his interests as a stockholder. Such records shall be exhibited at any meeting of stockholders upon the demand by the holders of ten percent of the shares represented at the meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a meeting of stockholders shall be made in writing upon the President or Clerk of the Corporation.

     Every Director shall have the right, at any reasonable time, to inspect all books, records, documents of every kind, and the physical properties of the Corporation and of its subsidiary corporations, domestic or foreign; provided, however, that in the case of foreign subsidiary corporations such right shall extend only to such books, records, documents and properties as are kept or located in the Commonwealth of Massachusetts.

3.   CERTIFICATES FOR SHARES
     Certificates representing shares of common stock of the Corporation shall be of such form as the Board of Directors may approve and shall state the name of the record holder of the shares represented thereby; the number of the certificate; the date of issuance of the certificate; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if the assessments are collectible by personal action, a plain statement of such facts.

4.   EXECUTION OF CERTIFICATES
     Every certificate for shares must be signed by the President or a Vice President and the Treasurer, or an Assistant Treasurer, and may be by facsimiles of the signatures of the President and Treasurer or by a facsimile of the signature of the President and the written signature of its Treasurer or an Assistant Treasurer. No certificate for shares authenticated by a facsimile of a signature shall be valid until countersigned by the transfer agent.

5.   TRANSFER OF STOCK
     Prior to due presentment for registration of transfer, the Corporation may treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of a stockholder. Shares may be transferred on the books of the Corporation only by the person named in the certificate as the owner thereof, or by his agent, attorney,


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

     or legal representative, upon surrender to the Clerk of the Corporation or, at the discretion of the Board of Directors, to any transfer agent, of a certificate, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. A new certificate shall thereupon be issued to the person entitled thereto and the old certificate shall be cancelled.

6.   LOST CERTIFICATES
     New certificates for shares or other securities of the Corporation may be issued for and in the place of any such instrument theretofore issued which is alleged to have been lost, destroyed or wrongfully taken. The Directors may, in their discretion, require the owner of such instrument, or his legal representative, to give the Corporation a bond or other security in an adequate amount as indemnity against any claim that may be made against the Corporation. A new instrument may be issued, however, without requiring any bond or other security when, in the judgment of the Directors, it is proper to do so.

7.   CORPORATE SEAL
     A corporate seal shall be provided and adopted by the Board of Directors and shall contain the name of the Corporation and such other wording as the Board may deem suitable or as may be required by law.

8.   FISCAL YEAR
     Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of June and end on the last day of May next succeeding.

9.   ISSUANCE OF STOCK
     Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by a vote of the Board of Directors.

10.  EXECUTION OF CONTRACTS
     The Board of Directors may authorize any officer or officers, agents or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

11.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS
     The Chairman of the Board, the President, any corporate Vice President and the Treasurer of this Corporation, or any one of them, are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of

     this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised by such officers in person or by any person authorized so to do by proxy or power or attorney duly executed by said officers.

12.  INSPECTION OF BYLAWS
     The Corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Clerk, which shall be open to inspection by the stockholders at all reasonable times during office hours.

13.  CONSTRUCTION AND DEFINITIONS
     Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Massachusetts Business Corporation Law shall govern the construction of these Bylaws. The Article and Section captions used in these Bylaws are for reference only and are not part of the Bylaws and shall not be used in construing or interpreting these Bylaws.

14.  EXEMPTION FROM MASSACHUSETTS CONTROL SHARE ACQUISITIONS LAW
     The provisions of Chapter 110D of the Massachusetts General
     Laws shall not apply to control share acquisitions of the Company.


ARTICLE VII AMENDMENTS

1.   POWER OF STOCKHOLDERS
     New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the Corporation, except as otherwise provided by the Articles of Organization.

2.   POWER OF DIRECTORS
     Subject to the right of stockholders to adopt, amend or repeal Bylaws, these Bylaws may be amended or repealed by the Board of Directors, and new Bylaws may be adopted, at any regular or special meeting thereof.

















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